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Exhibit (a)(1)(E)

        Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
PHARMERICA CORPORATION
at
$15.00 Net Per Share
by
PHILADELPHIA ACQUISITION SUB, INC.,
a wholly owned subsidiary of
OMNICARE, INC.

The Offer and withdrawal rights will expire at 12:00, midnight, New York City time, on Tuesday, October 4, 2011, unless the Offer is extended.

September 7, 2011

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase dated September 7, 2011 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") relating to the Offer by Philadelphia Acquisition Sub, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Omnicare, Inc., a Delaware corporation ("Omnicare"), to purchase (1) all issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of PharMerica Corporation, a Delaware corporation ("PharMerica"), and (2) the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of PharMerica (the "Rights") issued pursuant to the Rights Agreement, dated as of August 25, 2011 (the "Rights Agreement"), between PharMerica and Mellon Investor Services LLC, as Rights Agent, at a price of $15.00 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Unless the context otherwise requires, all references herein to the "Shares" shall be deemed to include the associated Rights, and all references herein to the "Rights" shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

          1.     The Offer Price is $15.00 per Share, including the associated Right, net to the seller in cash, without interest and subject to any required withholding of taxes.

          2.     The Offer is being made for all issued and outstanding Shares.

          3.     The Offer and withdrawal rights will expire at 12:00, midnight, New York City time, on October 4, 2011 (the "Expiration Date"), unless and until Purchaser, in its sole discretion, shall have extended the period of time in which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, so as extended by Purchaser, will expire.

          4.     The Offer is conditioned upon, among other things, (1) there being validly tendered in the Offer and not properly withdrawn prior to the Expiration Date that number of Shares that, together with the Shares then owned by Omnicare and its subsidiaries (including, without limitation, Purchaser), represents at least a majority of the total number of Shares then outstanding calculated on a fully-diluted basis after the consummation of the Offer, (2) the Board of Directors of PharMerica redeeming the Rights or Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in "Introduction" of the Offer to Purchase), or any other business combination entered into by Omnicare or any of its subsidiaries (including, without limitation, Purchaser) and PharMerica, (3) the Board of Directors of PharMerica having approved the Offer and the Proposed Merger, or any other business combination entered into by Omnicare or any of its subsidiaries (including, without limitation, Purchaser) and PharMerica, under Section 203 of the Delaware General Corporation Law (the "DGCL") or Purchaser being satisfied, in its sole discretion, that Section 203 of the DGCL is inapplicable to the Offer and the Proposed Merger, or any other business combination entered into by Omnicare or any of its subsidiaries (including, without limitation, Purchaser) and PharMerica, (4) the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder and (5) PharMerica not having entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing Omnicare's or Purchaser's ability to acquire PharMerica or otherwise diminishing the expected value to Omnicare of the acquisition of PharMerica. The Offer is also subject to certain other conditions described in Section 14 of the Offer to Purchase.

          5.     Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, U.S. federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or an exemption is otherwise established. See Instruction 9 of the Letter of Transmittal.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

        In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) certificates for Shares (together with the certificates evidencing the corresponding Rights in the event the Distribution Date (as defined in Section 15—"Certain Legal Matters; Antitrust; State Takeover Statutes; the Rights Condition; Appraisal Rights; "Going-Private" Transactions" of the Offer to Purchase) shall have occurred, the "Share Certificates"), or a timely Book-Entry Confirmation (as defined in Section 2—"Acceptance for Payment and Payment" of the Offer to Purchase) of the book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company ("Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, (2) the Letter of Transmittal (or a photocopy thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment" of the Offer to Purchase) in connection with a book-entry transfer effected pursuant to the procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY PURCHASER FOR ANY SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN PAYING SUCH PURCHASE PRICE.

        If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's Share Certificates or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions With Respect to the
Offer To Purchase For Cash
All Outstanding Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
PHARMERICA CORPORATION
by
PHILADELPHIA ACQUISITION SUB, INC.,
a wholly owned subsidiary of
OMNICARE, INC.

        THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF YOUR LETTER, THE OFFER TO PURCHASE OF PHILADELPHIA ACQUISITION SUB, INC., A DELAWARE CORPORATION ("PURCHASER"), DATED SEPTEMBER 7, 2011 (THE "OFFER TO PURCHASE") AND THE RELATED LETTER OF TRANSMITTAL RELATING TO THE OFFER BY PURCHASER TO PURCHASE (1) ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE (THE "SHARES"), OF PHARMERICA CORPORATION, A DELAWARE CORPORATION ("PHARMERICA"), AND (2) THE ASSOCIATED RIGHTS TO PURCHASE SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF PHARMERICA ISSUED PURSUANT TO THE RIGHTS AGREEMENT, DATED AS OF AUGUST 25, 2011, BETWEEN PHARMERICA AND MELLON INVESTOR SERVICES LLC, AS RIGHTS AGENT.

        THIS WILL INSTRUCT YOU TO TENDER THE NUMBER OF SHARES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL.

Signature
Date

Name of Holders:	Address:

Number of Shares*:	Taxpayer Identification or Social Security No.
Area Code(s) and Telephone Number(s)

*
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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  Exhibit (a)(1)(E)